Exhibit (l)(2)

1900 K Street, NW Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

July 21, 2014

Garrison Capital Inc.

1290 Avenue of the Americas

Suite 914

New York, NY 10104

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Garrison Capital Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-195003) as originally filed on April 2, 2014 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended on May 19, 2014, July 11, 2014 and on or about the date hereof (the “Registration Statement”), relating to the proposed sale by certain selling stockholders of up to 2,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), including 300,000 shares that may be sold pursuant to the underwriters’ over-allotment option, to be sold to underwriters pursuant to an underwriting agreement substantially in the form filed as exhibit (h)(3) to the Registration Statement. This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Underwriting Agreement;

(iii)	the form of certificate evidencing the Shares, filed as Exhibit (d)(1) to the Registration Statement;

(iv)	the Certificate of Incorporation of the Company;

(v)	the Bylaws of the Company;

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(vi)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and

(vii)	resolutions of the board of directors of the Company relating to, among other things, the initial authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and judicial interpretations thereof. We are members of the bar of the State of New York.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP